Exhibit 32.2

ASTRO-MED, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Astro-Med, Inc. (the “Company”) on Form 10-Q for the period ended July 28, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph P. O’Connell, Senior Vice President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 31, 2012

/s/ Joseph P. O’Connell
Joseph P. O’Connell,
Senior Vice President, Treasurer and
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Astro-Med, Inc. and will be retained by Astro-Med, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.